Exhibit 10.4

AGREEMENT

This Agreement is entered into as of the __th day of _____ 2006 by and between the undersigned Investor and Phase III Medical, Inc. (the “Company”) a Delaware corporation with offices at 420 Lexington Avenue, Suite 450, New York, New York  10107.

WHEREAS, pursuant to the terms of a subscription agreement, the Investor purchased from the Company pursuant to the terms of a private placement under Regulation D promulgated under Section 4(2) and Rule 506 of the Securities Act of 1933, as amended (the “Act”) Units of the Company consisting of (a) a promissory note (the “Note”), convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $.001 (“Common Stock”) at the rate of $.06 per Conversion Share, subject to adjustment and (b) a detachable warrant (the “Unit Warrant”) for the purchase of an equivalent number of shares of Common Stock at an exercise price of $.12 per share, subject to adjustment (the “Unit Warrant Shares”);

WHEREAS, the Note is scheduled to mature nine months from the date of issuance;

WHEREAS, pursuant to the terms of the subscription agreement, the Investor has certain rights relating to the registration with the Securities and Exchange Commission pursuant to the filing with them of a registration statement under the Securities Act of 1933;

WHEREAS, the Company wishes to induce the Investor to either currently convert Investor’s Note or extend the Term of the Note and to amend certain of its rights to the filing of a registration statement.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the subscription agreement, the Note or the Unit Warrant, as the case may be.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the subscription agreement, the Note or the Unit Warrant, as the case may be.

2.  Amendment of Note and Unit Warrant.

Investor hereby agrees to amend the Note and the Unit Warrant in the manner set forth opposite one of the checked boxes below (please choose):

Option 1

☐ Extend the term of the Note for an additional four months from the Maturity Date in consideration for which:

(i) the Company shall issue to Investor for each $25,000 in principal amount of the Note 56,818 shares of unregistered Common Stock; and

(ii) the exercise price per Unit Warrant shall be reduced from $.12 to $.08.

Option 2

☐ Convert the Note upon execution of this Agreement into shares of the Company’s Common Stock in consideration for which:

(i)  the conversion price per Conversion Share shall be reduced to $.044;

(ii) the Company shall issue to Investor for each $25,000 in principal amount of the Note, 113,636 shares of Common Stock;

(iii) the exercise price per Unit Warrant shall be reduced from $.12 to $.08; and

(iv) a new warrant shall be issued substantially on the same terms as the original Unit Warrant to purchase an additional 416,666 shares of Common Stock for each $25,000 in principal amount of the Note at an exercise price of $.08 per share.

3.  Amendment of Registration Rights.

Investor further agrees that (i) there shall not be a Registration Default under the terms of Section 5(f) of the subscription agreement, and (ii) the delay of the filing of the Registration Statement shall be considered an Allowed Delay under Section 5(g) of the subscription agreement so long as the Registration Statement is declared effective by the Commission by February 28, 2007.

4.  Waiver of Penalties.

Investor hereby waives any and all penalties and liquidated damages accumulated as of the date of this Letter.

5.  No Other Changes.  Except as provided in this Agreement the terms of the Note, Unit Warrant and Subscription Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Agreement.

PHASE III MEDICAL, INC.

By:_______________________

Name:_____________________

Title:______________________

INVESTOR

By:  __________________

Name:________________

Title:__________________